                                                                   Exhibit 10.40

                    FIRST MODIFICATION TO CREDIT AGREEMENT


        This first modification to the Credit Agreement dated as of November 16, 1994, (the "Credit Agreement"), among Shawmut Bank, N.A. (the "Lender") and BTU International, Inc., a Delaware corporation (the "Borrower"), is made as of October 20, 1995. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.

                                   RECITALS

        WHEREAS, the Credit Agreement provides Borrower with a Revolving Line of Credit and an Equipment Line of Credit each of which terminate as of July 1, 1997;

        WHEREAS, the Lender is willing to extend the termination date on the terms and conditions contained herein provided that the Borrower enters into this First Modification to Credit Agreement ("Modification"); and

        WHEREAS, the Lender and the Borrower desire to make certain other changes to the Credit Agreement.

        NOW, THEREFORE, in furtherance of the foregoing, and in consideration of mutual promises and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        SECTION 1.  MODIFICATIONS TO CREDIT AGREEMENT.
                    ---------------------------------

        (a) Section 2.2 of the Credit Agreement is amended by deleting the words "Eurodollar Rate" throughout this Section and by inserting the words "Eurodollar Revolving Credit Rate" in place thereof.

        (b) Section 2.3(a) of the Credit Agreement is amended by deleting the words "Eurodollar Rate" and by inserting the words "Eurodollar Revolving Credit Rate" in place thereof.

        (c) Sections 2.3(b) and (c) of the Credit Agreement is amended by deleting the words "Eurodollar Loan" and inserting the words "Eurodollar Revolving Credit Loan" in place thereof and by deleting the words "Eurodollar Rate" and by inserting the words "Eurodollar Revolving Credit Rate".

        (d) Section 2.4 of the Credit Agreement is deleted and the following inserted in place thereof:

                2.4     Prepayment of Eurodollar Loans.
                        ------------------------------
                        (a) MAKE-WHOLE PAYMENTS. The Borrower shall pay to Lender on demand such amount or amounts as shall, in the conclusive judgment of Lender

                (in the absence of manifest error), compensate Lender for any loss, cost or expense sustained or incurred by the Lender as a result of (i) any payment or prepayment of any Eurodollar Loan required or permitted under this Agreement, if such Eurodollar Loan is prepaid other than on the last day of the Interest Period for such Eurodollar Loan, (ii) the conversion, for any reason whatsoever, whether voluntary or involuntary, of any Eurodollar Loan to a Base Rate Loan on a date other than the last day of the applicable Interest Period, or (iii) in the event that after the Borrower delivers an Eurodollar Loan Notice in respect of an Eurodollar Loan, such Eurodollar Loan is not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by the Lender of its obligations hereunder. Such amounts payable by Borrower shall be equal to any administrative costs incurred by lender, plus any amounts required to compensate Lender for any loss or expense incurred or sustained by Lender including, without limitation, any interest or other amounts payable by the Lender to other financial institutions in order to make or maintain such Eurodollar Loan. In the event any such amount is payable by Borrower, the Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount due as determined by the Lender, which certificate shall be conclusive and binding on Borrower, absent manifest error.

                        (b) LIMITATIONS ON EURODOLLAR LOANS. (i) In the event the Lender determines that by reason of circumstances affecting the inter-bank Eurodollar market, adequate and reasonable means do not exist for determining the LIBOR Rate on Eurodollar deposits in the relevant amount and for the relevant maturity are not available to Lender in the inter-bank Eurodollar market, with respect to a proposed Eurodollar Loan, Lender shall give the Borrower prompt notice of such determination. If such notice is given, then (A) any requested Eurodollar Loan shall be made as a Base Rate Loan, unless the Borrower gives Lender one Business Day's prior written notice that its request for such borrowing is cancelled; (B) any Loan which was to have been converted to a Eurodollar Loan shall be continued as a Base Rate Loan; and (C) any outstanding Eurodollar Loan shall, upon the expiration of the applicable Interest Period, be converted to a Base Rate Loan. Until such notice has been withdrawn, Lender shall have no obligation to make Eurodollar Loans or maintain outstanding Eurodollar Loans and the Borrower shall not have the right to convert Base Rate Loans to Eurodollar Loans.

                        (ii) Notwithstanding any other provisions of this Agreement, if, after the date of this Agreement, any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for Lender to make or maintain any Eurodollar Loans, the obligation of Lender hereunder to make or maintain such Eurodollar Loans shall forthwith be suspended for the duration of such illegality and the Borrower shall, if any Eurodollar Loan is outstanding promptly, upon request from Lender, prepay such advance or convert such Eurodollar Loan to a Base Rate Loan. If any such payment is made on a day that is not the last Business Day of the then current

                Interest Period applicable to such Eurodollar Loan, the Borrower shall pay Lender, upon Lender's request, the amounts required under Section 2.4(a).

        (e)     Section 2.9 of the Credit Agreement is amended by deleting the
Section in its entirety and by inserting the following in place thereof:

                2.9     Interest on Equipment Loans.
                        ---------------------------

                        (a) INTEREST RATE. The Borrower shall pay interest on the unpaid principal amount of each Equipment Loan outstanding at any time, and from time to time, for the period from the Borrowing Date at one of the following rates per annum elected by Borrower two Business Days prior to the date such Equipment Loan is made: (i) the Base Rate, or (ii) the Eurodollar Equipment Rate.

                        (b) EURODOLLAR LOAN NOTICE. To borrow at the Eurodollar Equipment Rate, the Borrower must submit a Eurodollar Loan Notice to Lender prior to 11:00 a.m. (Eastern
                Time) on a Business Day at least two (2) Business Days prior to the commencement of the Interest Period for such Eurodollar Equipment Rate borrowing. Each Eurodollar Equipment Loan shall be for an Interest Period of twelve (12) months and shall, upon expiration of the Interest Period applicable to each Eurodollar Equipment Loan, be continued as a Base Rate Equipment Loan unless Borrower shall have timely provided a Eurodollar Loan Notice prior to the expiration of such Interest Period. For any Equipment Loan for which the Borrower elects the Eurodollar Equipment Rate, the Eurodollar Equipment Rate shall apply only to the portion of the Equipment Loan equal to the principal amount that will remain outstanding at the end of the applicable Interest Period given the amortization required by
                Section 2.10 and the Base Rate shall apply to all principal amounts to be amortized pursuant to Section 2.10 during the applicable Interest Period. All Eurodollar Equipment Loans shall be subject to prepayment only as provided in Section 2.4.

                        (c) CONVERSION OF EQUIPMENT LOANS. Provided that no Event of Default has occurred and is continuing the Borrower may, on any Business Day, convert any outstanding Base Rate Equipment Loan to a Eurodollar Equipment Loan and convert a Eurodollar Equipment Loan to a Base Rate Equipment Loan only on the last Business Day of the then current Interest Period applicable to such Eurodollar Equipment Loan. If the Borrower desires to convert an Equipment Loan, it shall give the Lender not less than two (2) Business Days' prior written notice, specifying the date of such conversion, the amount to be converted, and if conversion is from a Base Rate Equipment Loan to a Eurodollar Equipment Loan, the duration of the first Interest Period therefor.

        (f) Section 2.10 of the Credit Agreement is amended by deleting the words "(b) if such Equipment Loan is a Cost of Funds Rate Equipment Loan, of principal and interest, with each such installment equal in amount, payable on the First Business Day of each month, commencing, in each such case, on the first such day to occur after the Equipment Loan is made" and inserting the following words in place thereof:

                (b) if such Equipment Loan is a Eurodollar Equipment Loan, of principal each in an amount equal to one-eighty-fourth (1/84th) of the aggregate principal balance on the Borrowing Date for such Equipment Loan, together with all interest accrued thereon payable on the First Business Day of each month.

        (g)     Section 2.11 of the Credit Agreement is amended by deleting the section in its entirety and by inserting the following in place thereof:

                2.11 PREPAYMENT OF EQUIPMENT LOANS. Borrower may prepay Base Rate Equipment Loans in whole or in part at any time without penalty or premium. All Eurodollar Equipment Loans shall be subject to prepayment only as provided in Section 2.4.

        (h) Section 2.14(b) of the Credit Agreement is amended by deleting the section in its entirety and by inserting the following in place thereof:

                        (b) For the first Standby Letter of Credit issued by Lender and on the second and all subsequent Standby Letters of Credit issued by Lender that are secured by cash pledged to Lender in a manner satisfactory to Lender, the Borrower shall pay to Lender a fee equal to the greater (i) one-quarter of one percent (1/4 of 1.0%) per annum on the face amount of such Standby Letters of Credit or (ii) the Letter of Credit Fee for each such Standby Letter of Credit, which fee shall be paid in full issuance of such Letters of Credit and on the anniversary of each such issuance. For all unsecured Standby Letters of Credit issued by Lender, Borrower shall pay to Lender a fee equal to the greater of (i) five-eights of one percent (5/8 of 1.0%) per annum on the face amount of such unsecured Letters of Credit or (ii) the Letter of Credit Fee for each such unsecured Standby Letter of Credit, which fee shall be paid in full upon issuance of each such Standby Letter of Credit and on the anniversary of each such issuance. The "Letter of Credit Fee" is currently $275.00 per annum but is subject to change at the Lender's discretion. Borrower shall pay to Lender a fee equal to one-quarter of one percent (1/4 of 1.0%) per annum on the face amount of all Commercial Letters of Credit, which fee shall be paid in full upon issuance of each such Commercial Letter of Credit and on the anniversary of each such issuance. Borrower shall also pay to Lender on demand all opening, amendment, drawing and other administrative fees charged by Lender from time to time on Letters of Credit.

        (i) Paragraph 5.5(b) of the Credit Agreement is amended by deleting the words "and (iv) on" and inserting the words "(iv) on" in place thereof and by inserting the following words at the end of the paragraph:

                and (v) on December 31, 1997 and thereafter - the Tangible Net Worth of Borrower at December 31, 1996 plus the net increase in retained earnings of Borrower during its fiscal year ended December 31, 1997.

        (j)     Section 8.10 of the Credit Agreement is amended by deleting the section in its entirety and by inserting the following in place thereof:

                8.10 CHANGE IN LAWS. If while any Loan is outstanding, any law, executive order or regulation is enforced, adopted or interpreted which is applicable generally to national bank associations in the United States of America so as to affect any of Borrower's obligations or the compensation to Lender in respect of any Eurodollar Loan or the cost to Lender of making any Eurodollar Loan, Lender shall notify Borrower thereof in writing and Borrower shall, promptly upon Lender's request, reimburse or indemnify Lender, with respect thereto so that Lender shall be in the same position as if there had been no such enforcement, adoption or interpretation. The foregoing agreement of Borrower to reimburse or indemnify Lender shall apply in (but shall not be limited to) the case of an imposition of or change in reserve, capital maintenance or other similar requirements or in United States interest equalization taxes or other excise or similar taxes or monetary restraints, except a change in tax on the net income of Lender.

        (k) The definition of "INTEREST PERIOD" contained in Schedule 1 of the Credit Agreement is hereby amended by deleting the words "July 1, 1997" wherever they appear within such definition and by inserting the words
"July 1, 1998" in place thereof.

        (l) Schedule 1 of the Credit Agreement is hereby amended by deleting the definitions of "BUSINESS DAY", "EURODOLLAR LOAN NOTICE", "EURODOLLAR LOANS" and "TERMINATION DATE" therefrom and inserting the following definitions in lieu therof:

                "BUSINESS DAY" - any day on which commercial banks are open for domestic and international business, including dealing in dollar deposits in New York, New York, Boston, Massachusetts and Hartford, Connecticut and if the applicable Business Day relates to a Eurodollar Loan or Eurodollar Equipment Loan, any London Banking Day.

                "EURODOLLAR LOAN NOTICE" - Borrower's notive given pursuant to either Section 2.3 or 2.9 that Borrower elects (i) to borrow a Revolving Credit Loan and pay interest at the applicable Eurodollar Revolving Credit Rate or (ii) to borrow an Equipment Loan and pay interest at the applicable Eurodollar Equipment Rate or (iii) convert an outstanding Revolving Credit Loan or Equipment Loan to a Eurodollar Loan and specifying the applicable Interest Period therefor.

                "EURODOLLAR LOAN" - an Eurodollar Equipment Loan or an Eurodollar Revolving Credit Loan.

                "TERMINATION DATE" - the earlier of (a) July 1, 1998, and
                (b) the date the Lender's commitment to Loans is terminated pursuant to Section 7.2 of Article 7.

        (m) Schedule 1 of the Credit Agreement is hereby amended by inserting the following definitions:

                "BASE RATE LOAN" - a Base Rate Equipment Loan or a Base Rate Revolving Credit Loan.

                "EURODOLLAR EQUIPMENT LOANS" - Equipment Loans bearing interest at the Eurodollar Equipment Rate.

                "EURODOLLAR EQUIPMENT RATE" - the LIBOR Rate plus 150 basis points.

                "EURODOLLAR REVOLVING CREDIT LOANS" - Revolving Credit Loans bearing interest at the Eurodollar Revolving Credit Rate.

                "EURODOLLAR REVOLVING CREDIT RATE" - the LIBOR Rate plus 125 basis points.

        (n) Schedule 1 of the Credit Agreement is hereby amended by deleting the definitions of "COST OF FUNDS RATE", "COST OF FUNDS RATE EQUIPMENT LOAN" and "EURODOLLAR RATE" therefrom.

        (o) Exhibit B to the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with EXHIBIT B attached hereto.

SECTION 2. REPRESENTATIONS AND WARRANTIES. In order to induce the Lender to enter into this Modification, The Borrower makes the following representations and warranties, all of which shall survive the execution and delivery of this
Modification:

        (a) The Borrower has adequate corporate power and authority to execute and deliver this Modification and the other agreements, documents and instruments executed in connection herewith or contemplated hereby, and to perform its obligations hereunder and thereunder and under the Credit Agreement as amended hereby.

        (b) This Modification and each of the other agreements, documents and instruments executed by the Borrower in connection herewith or contemplated hereby, has been duly authorized, executed and delivered by the Borrower, and does not contravene any law, rule or regulation applicable to the Borrower or any of the terms of its Certificate of Incorporation or by-laws or any other indenture, agreement or undertaking to which the Borrower is a party.

        (c) This Modification effectively amends the Credit Agreement in accordance with the terms hereof. The obligations, of the Borrower hereunder and under the other agreements, documents and instruments executed in connection herewith or contemplated hereby, and under the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

        (d) Upon the execution and delivery of this Modification and the other agreements, documents and instruments executed in connection herewith or contemplated hereby, and the satisfaction of each of the conditions precedent set forth in Section 3 of this Modification, no Event of Default shall exist and be continuing.

        SECTION 3. CONDITIONS PRECEDENT. The agreements contained herein and the amendments contemplated hereby shall become effective on the date (the "Effective Date") when each of the parties hereto shall have executed a copy hereof and shall have delivered the same to the Lender and when each of the following conditions shall have been fulfilled:

        (a) EXECUTIONS OF DOCUMENTS, ETC. Each of this Modification, and any other agreements, documents and instruments to be executed and/or delivered in connection herewith and therewith, including but not limited to a First Amendment to the Revolving Credit Note in the form attached hereto as Exhibit A (collectively the "Transaction Documents") shall have been duly and properly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect on and as of the Effective Date of this Modification. Executed original counterparts of each of the aforementioned documents shall have been furnished to the Lender.

        (b) PROCEEDINGS; RECEIPT OF DOCUMENTS. All requisite corporate action and proceedings in connection with the execution and delivery of this Modification and the other Transaction Documents shall be satisfactory in form and substance to the Lender and its counsel, and the Lender and its counsel shall have received all information and copies of all documents, including without limitation, records of requisite corporate action and proceedings which the Lender or its counsel may have requested in connection therewith, such documents where requested by the Lender or its counsel to be certified by appropriate persons or governmental authorities. All conditions to the effectiveness of this Section 3, including, without limitation, the delivery of documents required in connection therewith, shall be completed to the satisfaction of the Lender at or prior to such execution and delivery.

        (c) MATERIAL LITIGATION. There shall be no pending or, to the best knowledge of the Borrower, threatened litigation with respect to the Borrower before any court, arbitrator or governmental or administrative body or agency which challenges or related to (i) the transactions contemplated hereby or (ii) the Loan Documents, as amended hereby and by the other Transaction Documents, or which might have a material adverse effect on the business, operations, properties, assets, liabilities or condition, financial or otherwise, of the Borrower.

        (d) NO MATERIAL ADVERSE CHANGE. In the judgment of the Lender (a) no material adverse change shall have occurred in the financial condition of the Borrower from that reflected in the financial statements of the Borrower as of March 31, 1995 delivered to Lender and (b) no other material adverse change shall have occured in the assets, liabilities, properties, business, operations or condition (financial or otherwise) of the Borrower since that date.

        SECTION 4. REAFFIRMATION AND RATIFICATION OF EXISTING AGREEMENTS, ETC. The Borrower: (i) reaffirms and ratifies all the obligations to the Lender under or in respect of the

Credit Agreement and the other Loan Documents, (ii) certifies that there are no defenses, offsets or counterclaims thereto as of the date hereof to said obligations, (iii) expressly acknowledges its continuing liability pursuant thereto, and (iv) agrees that each of the Credit Agreement and the other Loan Documents, shall remain in full force and effect, enforceable against the Borrower in accordance with its terms, and (v) hereby confirms that such obligations shall survive and continue in accordance with said terms as said documents are amended by this Modification. Further, the Borrower understands that the Lender is relying on these representations as a basis for entering into this Modification.

        SECTION 5.  MISCELLANEOUS.

        (a) This Modification may be executed on separate counterparts by the parties hereto, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same agreement.

        (b) This Modification and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the Commonwealth of Massachusetts (without giving effect to the conflict of law principles thereof).

        (c) The headings of the several sections of this Modification are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Modification.

        (d) This Modification, together with the other Transaction Documents, and the Loan Documents, as modified by this Modification and the other Transaction Documents, embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior proposals, negotiation, agreements and understandings relating to such subject matter.

        (e) Each of this Modification and the other Transaction Documents shall be considered a "Loan Document" under and as defined in the Credit Agreement.

        (f) No provision of this Modification, the Transaction Documents, or the Loan Documents shall require the payment, or permit the collection, of interest in excess of the highest rate permitted by applicable law. To the extent that any interest received by Lender exceeds the maximum amount permitted, such payment shall be credited to unpaid principal, PROVIDED, however, that any excess amount remaining after full payment of principal shall be refunded to Borrower.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Modification to be duly executed by its duly authorized officer as an instrument under seal in the Commonwealth of Massachusetts as of the day and year first above written.

WITNESS:                                SHAWMUT BANK, N.A.


/s/ Paula C. McManimon                  By:  /s/ Paula C. McManimon
---------------------------                  --------------------------
                                             Name: Paula C. McManimon
                                             Title: VP

                                        BTU INTERNATIONAL, INC.


                                        By:  /s/ Paul Van der Warsen
                                             --------------------------
                                             Name: Paul Van der Warsen
                                             Title: President

                              FIRST AMENDMENT TO
                            REVOLVING CREDIT NOTE
                            ---------------------

        This is a First Amendment to Revolving Credit Note dated as of October 20, 1995, amending a certain Revolving Credit Note (the "Note") in the original principal amount of Five Million Dollars ($5,000,000.00) dated November 16, 1994, made by BTU International, Inc., a Delaware corporation (the "Maker"), payable to the order of Shawmut Bank, N.A., a national banking association (the "Lender").

        WHEREAS, the Maker and Lender have agreed to change the "Eurodollar Rate" of interest payable under the Note;

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Note is hereby amended, (i) to change the term "Eurodollar Rate" to "Eurodollar Revolving Credit Rate" which shall be a rate per annum equal to the sum of the LIBOR Rate (as defined in the Agreement) plus 125 basis points and (ii) the entire balance of principal, accrued interest and other fees and charges shall be due and payable on July 1, 1998 except as otherwise provided for in the Agreement (as defined in the Note) as amended.

        Except as so amended, the Note shall remain in full force and effect in accordance with its original terms.

        Executed as an instrument under seal as of the date first above written.

WITNESS:                                BTU INTERNATIONAL, INC.


/s/ Paula C. McManimon                  By:  /s/ Paul Van der Warsen
------------------------                     -------------------------
                                             Name: Paul Van der Warsen
                                             Title: President


                                        SHAWMUT BANK, N.A.


                                        By:  /s/ Paula C. McManimon
                                             -------------------------
                                             Name: Paula C. McManimon
                                             Title: VP

                                                                     EXHIBIT B
                                                                     ---------
                                EQUIPMENT NOTE
                                --------------

$                                               Boston, Massachusetts
 -------------------                                                , 199
                                                --------------------     --

FOR VALUE RECEIVED, the undersigned, BTU International, Inc., a Delaware corporation, with a principal place of business at 23 Esquire Road, North Billerica, Massachusetts 01863 ("Maker"), hereby promises to pay to the order of Shawmut Bank, N.A. with an address at One Federal Street, Boston, MA 02211 (the "Lender"), the sum of ___________________________ DOLLARS ($____________
_________________________), or so much as may have been advanced to Maker, as provided under that certain Credit Agreement dated as of November 16, 1994, by and between Maker and Lender, as the same may be amended from time to time (the "Agreement") together with interest on the unpaid principal amount from time to time outstanding as set forth below.

Principal shall be payable in eighty-four (84) consecutive equal monthly installments of $_____________________ on the first Business Day of each month commencing on the first such date to occur after the date hereof. Pursuant to the terms of the Agreement, unpaid principal outstanding hereunder shall bear interest at a fluctuating rate per annum equal to either (i) the Base Rate or
(ii) the Eurodollar Equipment Rate, as the Borrower may elect pursuant to the terms of the Agreement, and shall be payable in arrears on the first Business Day of each month commencing on the first such day to occur after the date hereof.

The entire balance of principal, accrued interest, and other fees and charges shall be due and payable on the earlier of an Event of Default or ___________, 19___.

After maturity (whether by acceleration after default or otherwise), interest shall be payable on the unpaid principal balance from time to time outstanding at a rate that is three percent (3%) in excess of the rate otherwise payable, until fully paid. Any payment hereunder not paid within fifteen (15) days after the date such payment is due shall be subject to a late fee equal to five percent (5%) of the amount overdue.

"Base Rate" means for any day the rate on such day as announced by Lender as its Base Rate. Any change in rate resulting from a change in the Base Rate shall become effective as of the day on which such change in the Base Rate become effective. "Eurodollar Equipment Rate" means the LIBOR Rate (as defined in the Agreement) plus 150 basis points. "Business Day" means any day on which commercial banks are open for domestic and international business, including dealing on dollar deposits in New York, New York, Boston, Massachusetts and Hartford, Connecticut and, if the applicable Business Day relates to a Eurodollar Equipment Loan, any London Banking Day.

Interest and fees shall be calculated on the basis of a 360-day year for the actual number of days elapsed, from and including the date of each Equipment Loan to but excluding the date of repayment. If this Note bears interest at the Base Rate, the principal balance of this Note may be prepaid in whole or in part, without premium or penalty, at any time. If this Note bears interest at the Eurodollar Equipment Rate, the principal balance of this Note may be prepaid only upon payment of any amount due under Section 2.4 of the Agreement.

This Note evidences a borrowing under the Agreement and is secured by and entitled to the benefits of the provisions of the Agreement, and other Loan Documents, as defined therein. All capitalized terms not specifically defined herein shall have the same meanings as in the Agreement.

If an Event of Default shall occur, the entire unpaid balance of principal, accrued interest and any and all other fees and charges may become due and payable in the manner and with the effect provided in the Agreement.

Maker agrees to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses incurred, or which may be incurred, by Lender in connection with the negotiation, documentation, administration, enforcement and collection of this note and any other agreements, instruments and documents executed in connection herewith.

Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and assent to extensions of the time of payment or forbearance or other indulgence without notice.

This instrument shall be governed by Massachusetts law. For purposes of any action or proceeding involving this note, Maker hereby expressly submits to the jurisdiction of all federal and state courts located in the Commonwealth of Massachusetts and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, PROVIDED a reasonable time for appearance is allowed (but not less than the time otherwise afforded by any law or rule), and waives any right to contest the appropriateness of any action brought in any such court based upon lack of personal jurisdiction, improper venue or FORUM NON CONVENIENS. MAKER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS NOTE AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Execute as an instrument under seal as of the date first above written.


WITNESS:                                   BTU INTERNATIONAL, INC.



_____________________________              By:_________________________________
                                              Name:
                                              Title: